UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2009
iGo, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 North Perimeter Dr., Suite 200, Scottsdale, AZ (Address of Principal Executive Offices)	85255 (Zip Code)
(480) 596-0061
(Address of principal executive offices and Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.
     Effective April 1, 2009, Jonathan S. Downer departed iGo, Inc. (“iGo”) and will no longer serve as its Senior Vice President, Worldwide Sales and Distribution. Pursuant to a separation agreement and general release, Mr. Downer will continue to receive his base salary and healthcare benefits for a period of one month. A press release announcing this event was issued on April 2, 2009 and is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
     On March 27, 2008, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) of iGo approved target bonuses under iGo’s annual bonus program for certain executives for 2009 (the “Bonus Program”). Under the Bonus Program, each of the Company’s senior executives, including Michael D. Heil, President and Chief Executive Officer, Darryl S. Baker, Vice President, Chief Financial Officer and Treasurer, Walter F. Thornton, Vice President, Product Management and Supply Chain and Brian M. Roberts, Vice President, General Counsel and Secretary, are eligible to receive an annual bonus, based on iGo’s overall business and financial performance.
     Bonuses will be calculated using a formula that includes: (a) the executive’s salary, (b) the executive’s target bonus, and (c) such other discretionary factors as the Committee determines appropriate given the performance of iGo, and the participant’s contribution to iGo’s overall performance, including the growth and creation of increased stockholder value through the efficient use of iGo’s assets.
     The following table sets forth the target bonus for each of Messrs. Heil, Baker, Thornton and Roberts:

Annual Bonus % of
Named Executive Officer	Annual Salary(1)

Michael D. Heil	70%
Darryl S. Baker	35%
Walter F. Thornton	35%
Brian M. Roberts	30%

(1)	Participants have the opportunity to receive up to two times the stated bonus percentage of salary based on the performance of the individual and iGo. These bonus payments will be based on a percentage of the participant’s annual salary.
     A copy of the 2009 Bonus Program is filed as Exhibit 10.1.
     In addition, the Committee approved changes to the base salaries of the following named executive officers.

Named Executive Officer	2008 Salary ($)	Change ($)	2009 Salary ($)

Michael D. Heil	400,000	($20,000)	380,000
Darryl S. Baker	175,000	20,000	195,000
Walter F. Thornton	190,000	—	190,000
Brian M. Roberts	195,000	—	195,000

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	iGo, Inc. 2009 Executive Bonus Plan.

99.1	Press Release dated April 2, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGO, INC.
Dated: April 2, 2009	By:	/s/ Michael D. Heil
Michael D. Heil
President and Chief Executive Officer